Exhibit 4.6

HYDROFARM HOLDINGS GROUP, INC.

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to the Investor Rights Agreement (the “Amendment Agreement”) is entered into as of November 10, 2020 by and among Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages hereto (each, an “Investor” and collectively, the “Investors”). Capitalized terms not herein defined shall have the meanings ascribed to them in the IRA (as defined below).

Recitals

WHEREAS, the Company and the Investors entered into that certain Investor Rights Agreement, dated August 28, 2018 (the “IRA”);

WHEREAS, pursuant to Section 3.3 of the IRA, certain terms of the Agreement may be amended with the written consent of the Company and certain other parties; and

WHEREAS, the Company and the Holders desire to amend the IRA.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

1.1               Sections 2.1, 2.2, 2.3, 2.4. Sections 2.1, 2.2, 2.3 and 2.4 of the IRA are hereby deleted in their entirety.

1.2               Section 3.3. Section 3.3 of the IRA is hereby deleted in its entirety and replaced by the following:

Amendments and Waivers. Except as otherwise provided herein, no modification, amendment, restatement, amendment and restatement, or waiver of any provision of this Agreement shall be effective without the approval of the Company and each of the Serruya Investor, the Hawthorn Investor and the PBCO Investor; provided, however, that any Investor may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any written amendment, restatement, amendment and restatement, or waiver to this Agreement that receives the vote or consent of the Investors provided herein need not be signed by all Investors, but shall be effective in accordance with its terms and shall be binding upon all Investors and any Transferees.

1.3               Effective Date. This Amendment Agreement shall become effective upon the closing of the Company’s initial public offering.

1.4               Entire Agreement. Except as expressly set forth herein, the IRA shall remain in full force and effect and shall not be modified or altered in any other way.

1.5               Governing Law. This Amendment Agreement shall be governed by the internal law of the State of Delaware.

1.6               Titles and Subtitles. The titles and subtitles used in this Amendment Agreement are used for convenience only and are not to be considered in construing or interpreting this Amendment Agreement.

1.7               Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

1.8               Telecopy Execution and Delivery. This Amendment Agreement may be executed and delivered by facsimile or email (including ..pdf) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.

COMPANY:

HYDROFARM HOLDINGS GROUP, INC.

By:	/s/ William Toler
Name:	William Toler
Title:	CEO

[Amendment No. 1 to Investor Rights Agreement]

HOLDERS:

2118769 Ontario inc.

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	President

fruzer inc.

By:	/s/ Aaron Serruya
	Name:	Aaron Serruya
	Title:	President

2208744 Ontario inc.

By:	/s/ Jacques Serruya
	Name:	Jacques Serruya
	Title:	President

2208742 Ontario inc.

By:	/s/ Simon Serruya
	Name:	Simon Serruya
	Title:	President

[Amendment No. 1 to Investor Rights Agreement]

CO-INVEST SPONSORS REPRESENTATIVE:

2118769 Ontario inc.

By:	/s/ Michael Serruya
	Name:	Michael Serruya
	Title:	President

[Amendment No. 1 to Investor Rights Agreement]

HOLDERS:

WARDENBURG 2009 FAMILY TRUST

By:	/s/ Peter Wardenburg
	Name:	Peter Wardenburg
Title:

[Amendment No. 1 to Investor Rights Agreement]

HOLDERS:

HF I INVESTMENTS LLC
By: BCM X3 HOLDINGS LLC, its Manager

By:	/s/ ILLEGIBLE
Name:
Title:

HF II INVESTMENTS LLC
By: BCM X3 HOLDINGS LLC, its Manager

By:	/s/ ILLEGIBLE
Name:
Title:

HF III INVESTMENTS LLC
By: BCM X3 HOLDINGS LLC, its Manager

By:	/s/ ILLEGIBLE
Name:
Title:

[Amendment No. 1 to Investor Rights Agreement]

HOLDERS:

HAWTHORN LIMITED PARTNERSHIP
By: HAWTHORN GP, LP, its General Partner
By: HAWTHORN GP, Inc., its General Partner

By:	/s/ Christopher Payne
	Name:	Christopher Payne
	Title:	Managing Partner

HAWTHORN CO-INVESTMENT FUND, LP
By: HAWTHORN CO-INVESTMENT FUND GP, LP, its General Partner
By: HAWTHORN CO-INVESTMENT FUND GP, Inc., its General Partner

By:	/s/ Christopher Payne
	Name:	Christopher Payne
	Title:	Managing Partner

[Amendment No. 1 to Investor Rights Agreement]

HOLDERS:

PAYNE CAPITAL CORP.

By:	/s/ Christopher Payne
	Name:	Christopher Payne
	Title:	President

[Amendment No. 1 to Investor Rights Agreement]

HOLDERS:

ARCH STREET HOLDINGS I, LLC

By:	/s/ Eric Ceresnie
	Name:	Eric Ceresnie
Title:

[Amendment No. 1 to Investor Rights Agreement]

PLACEMENT AGENTS:

A.G.P./Alliance Global Partners

By:	/s/ Thomas J. Higgins
	Name:	Thomas J. Higgins
	Title:	Managing Director

Aegis Capital Corp.

By:	/s/ Adam Stern
	Name:	Adam Stern
	Title:	Head of Private Equity Banking

[Amendment No. 1 to Investor Rights Agreement]